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                                                                    EXHIBIT 10.5

                          STRATEGIC ALLIANCE AGREEMENT


        This Strategic Alliance Agreement (this "Agreement"), dated as of February 26, 1998 (the "Effective Date"), is by and between 2 WAY MEDIA, INC. a Delaware corporation, ("LAUNCH"), and NBC MULTIMEDIA, INC., a Delaware corporation ("NBC").

                                    RECITALS

        A. Concurrently with the execution and delivery of this Agreement, and pursuant to the terms and conditions of that certain Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") by and between LAUNCH, NBC and other investors, LAUNCH shall issue and NBC shall receive 1,960,784 ($3mm) shares (the "Purchased Shares") of LAUNCH, Series D Stock, as such term is defined in the Securities Purchase Agreement. In addition, LAUNCH shall issue a Warrant which will permit NBC to purchase 1,979,323 additional shares of LAUNCH, Series D Stock (the "Warrant") which number of shares is subject to certain adjustments described in the Warrant itself.

        B. As a condition to, and as sole consideration for, the issuance of 1,307,190 ($2mm) of the Purchased Shares covered by the Securities Purchase Agreement and the Warrant by LAUNCH to it, NBC has agreed to enter into this Agreement pursuant to which, and subject to the terms and conditions set forth below, LAUNCH shall supply music content and information in connection with NBC's NBC.com world wide web site as described below.

        NOW, THEREFORE, in consideration of the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, NBC and LAUNCH agree as follows:

                                    AGREEMENT

1.      DEFINITIONS

        (a) "Adult Content" shall mean any material, including audio or video material, which is pornographic or which contains nudity, explicit sexual material or depictions of sexual acts any of which is beyond that normally broadcast over the NBC Television Network.

        (b) "Affiliates" of a specified person means a person who directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such specified person.

        (c) "Co-branded Area(s)" shall mean that area (or areas) of myLAUNCH which contains NBC Branding or other material provided by NBC with the characteristics described in Section 2(a).

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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        (d) "Control" shall mean, with respect to any world wide web site, distribution channel or source of any content, the ability to control, and the actual control, including the final approval right, of the presentation of content on such world wide web site, distribution channel or source, and with respect to any entity, the possession, directly or indirectly, of the power to appoint a majority of the directors or such other persons who direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of voting shares, by contract, or otherwise. Where such entity is a partnership, limited liability company, corporation, or similar entity and has partners, members, or shareholders with equal ownership interests or equal control interests, by contract or otherwise, then each such partner, member, or shareholder will be deemed to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of that entity.

        (e) "Confidential Information" shall mean (i) any trade secrets relating to either party's product or service, plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (ii) the specific terms and conditions of this Agreement. "Confidential Information" shall not include information that: (i) is or becomes generally known or available, whether by publication, commercial use or otherwise, without restriction on disclosure and through no fault of the receiving party; (ii) is known by the receiving party prior to the time of disclosure; (iii) is independently developed or learned by the receiving party without reference to any Confidential Information of the disclosing party; or
(iv) is lawfully obtained from a third party that the receiving party reasonably believes has the right to make such disclosure.

        (f) "Derivative Material" shall mean any material, including any text, graphics or story ideas, concepts or characters, which is based upon, or derived from, NBC Material (i.e., any "derivative" thereof) as well as the "look and feel" thereof and of the pages and areas of NBC.com and myLAUNCH on which such material appears, regardless of which party actually produces it.

        (g) "Intellectual Property Rights" shall mean all artistic or proprietary rights owned or Controlled throughout the world, including, but not limited to, copyrights, moral rights, trade secrets, trademarks, service marks and patents.

        (h) "Internet" shall mean (i) the distributed interactive computer network commonly referred to as the internet, and (ii) any other interactive on-line or distributed computer network distribution methods in their current form as of the date hereof, including, without limitation, America Online, @Home, Road Runner, CompuServe and Prodigy. The term Internet shall not include any traditional analog or digital broadcast or distribution medium (e.g., traditional analog or digital broadcast and digital or analog cable or satellite transmission) by which television, film, other audio/visual or textual programming is disseminated to viewers.




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        (i) "LAUNCH Branding" shall mean any LAUNCH trademarks, service marks, designs or logos which LAUNCH may designate for use hereunder.

        (j) "LAUNCH Material" shall mean any material, other than NBC Material or Derivative Material but including LAUNCH Branding, which LAUNCH produces or provides to NBC in connection with the activities described herein.

        (k) "myLAUNCH" shall mean the world wide web site on the Internet operated by LAUNCH with the URL address of www.mylaunch.com or its successors and any successor or replacement of www.mylaunch.com on the Internet during the Term, if any, which replacement site contains LAUNCH Branding, provides the material substantially similar to that currently provided at www.mylaunch.com and is Controlled by LAUNCH.

        (l) "NBC Advertising Standards" shall mean any and all standards set by NBC for advertising appearing on the NBC Television Network, including any amendments thereto, about which LAUNCH is made aware by NBC and which are relevant to material on the Internet.

        (m) "NBC Branding" shall mean any NBC trademarks, service marks, designs or logos which NBC may designate for use hereunder.

        (n) "NBC.com" shall mean the world wide web site on the Internet operated by NBC with the URL address of www.nbc.com or its successors and any successor or replacement of www.nbc.com on the Internet during the Term, if any, which replacement site contains NBC Branding, provides the material substantially similar to that currently provided at www.nbc.com and is Controlled by NBC. The parties agree that the ten-n "NBC.com" shall not include any of the world wide web sites on the Internet operated by or associated with [ * ] specifically described in the previous sentence.

        (o) "NBC Material" shall mean any material, including any text, graphics, audio, video, photos or software as well as any NBC Branding, provided to LAUNCH or primarily created by NBC or its affiliates, licensors or suppliers.

        (p) "Net Advertising Revenue" shall mean all advertising revenue actually collected by LAUNCH in connection with the Co-branded Areas (including in-kind compensation) less actual selling commissions, agency commissions, and all actual out of pocket expenses directly incurred by LAUNCH in connection with creating, selling and fulfilling such advertising, which commissions and expenses shall in no event in total exceed [ * ] of gross advertising revenues.

        (q) "Original Purchase Price" shall mean the price per share applicable to the Purchased Shares as of the Effective Date hereof which is $1.53.


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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        (r) "Other Networks" shall mean [ * ].

        (s) "Products" shall mean any merchandise or services offered for sale by LAUNCH on myLAUNCH, including music CDs, audio tapes or CD-ROMs but excluding any merchandise directly based on LAUNCH Branding (e.g., LAUNCH T-shirts) and the LAUNCH CD-ROM magazine.

        (t) "Prohibited Sponsors" shall mean [ * ].

        (u) "Term" shall mean, collectively, the Initial Term and any Renewal Terms, as those terms are defined in Section 12 below.

2.      LAUNCH RESPONSIBILITIES.

        (a) Creation of Co-branded Area. LAUNCH agrees that it will create, update and maintain, at its own expense, a sub-site or area of MyLAUNCH which will be branded as described in Section 2(c) below and which shall contain (i) content and information to be originally created or obtained by LAUNCH for use thereon, (ii) content and information created or obtained by LAUNCH for use elsewhere on myLAUNCH or other LAUNCH projects which is relevant to the topics on the Co-branded Area and (iii) content and information that NBC provides to LAUNCH for use thereon. The Co-branded Area will be directly or indirectly tied to the music content, information and services appearing on NBC.com and shall have a design and format which serves to provide a seamless experience for the end user and is mutually agreeable to LAUNCH and NBC. LAUNCH agrees that it shall use commercially reasonable efforts to make the initial version of the Co-Branded Area available for use by commercial users by no later than [ * ] months following the Effective Date hereof, provided, however, that if the Co-branded Area is not available within such [ * ] month period and such delay is primarily caused by LAUNCH, NBC's promotional obligations described in
Section 3(c) shall be reduced in a pro rata manner to reflect the time that the Co-branded Area is not available (e.g., the on-air promotional time shall be reduced by [ * ] for every month that the Co-branded Area is not available).

        (b) LAUNCH Production. Except for any NBC Material which NBC chooses to provide for use hereunder, LAUNCH will be primarily responsible for creating or obtaining all material to be placed in the Co-branded Area at its own expense. LAUNCH will designate one of its own producers whose primary function will be to act as the LAUNCH liaison for NBC's NBC.com production team as reasonably requested at any time. The LAUNCH liaison will work with the NBC producers to coordinate the production, orchestration and hosting of all music content and information tied to


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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NBC.com and the relevant NBC.com entertainment sub-sites that NBC chooses to make a part of NBC.com or an extension thereof using the Co-branded Area pursuant to the procedures described herein. The LAUNCH liaison will follow the reasonable direction of the NBC production team in creating or obtaining material to be placed in the Co-branded Areas, and, in addition, will make suggestions to the NBC production team regarding other material or services possessed by or available to LAUNCH which would improve the Co-branded Area. LAUNCH will create and update the Co-branded Area daily and on any time schedule reasonably requested by NBC in connection with any television broadcast of programming containing music-related guests, content or information. LAUNCH agrees that it will use reasonable efforts to keep the Co-branded Area and myLAUNCH free of computer viruses and material crash bugs in any form.

        (c) Co-Branding. Each page of the Co-branded Area will be co-branded with NBC Branding to be provided by NBC. All co-branding design decisions will be at NBC's sole discretion; provided, however, that in no event shall the myLAUNCH branding appear less than [ * ] the size of the NBC branding on any of the pages or areas within the Co-branded Area (but not NBC.com) which are co-branded pursuant hereto.

        (d) Approvals. NBC shall pre-approve all uses of NBC Material by LAUNCH. LAUNCH agrees that it shall place any and all NBC Material provided by NBC upon the Co-branded Area whenever requested by NBC. LAUNCH agrees that NBC shall have final approval regarding all aspects of the Co-branded Area, including, but not limited to, any material to be placed thereon by LAUNCH and LAUNCH'S integration of NBC Material into the Co-branded Area. NBC shall have sole discretion regarding how it exercises such approval rights (except that such exercise thereof may not involve any pre-approval of any LAUNCH Material) and may reject any LAUNCH Material or presentation of NBC Material in the Co-branded Area for any, or no, reason. All material in the Co-branded Area and any LAUNCH Material which appears on NBC.com must comply with all NBC guidelines regarding the use of intellectual property related to any NBC television show or talents' names, likenesses and images and any other requirements related thereto of which LAUNCH is informed by NBC. LAUNCH agrees to obtain NBC's prior written approval to any use of any NBC Branding or other NBC Material by LAUNCH which is not specifically contemplated by the terms hereof or provided by NBC for use by LAUNCH.

        (e) Registrations. LAUNCH agrees to allow all users to have access to all areas and services of the Co-branded Areas without having to complete the registration process offered to users of myLAUNCH. Such users will receive all myLAUNCH features currently accessible in the myLAUNCH "Guest" mode which are described in Exhibit A as well as the right to purchase Products. NBC acknowledges that LAUNCH may make commercially reasonable efforts to encourage all users to register with LAUNCH through promotional opportunities within the Co-branded Area which are reasonably acceptable to NBC.


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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        (f) User Tracking. LAUNCH will collect and provide any data and statistics regarding usage, traffic, user feedback and users of the Co-branded Area and myLAUNCH which NBC reasonably requests on a quarterly basis. In order to provide such data and statistics, LAUNCH agrees to track users throughout the Co-branded Area and the rest of myLAUNCH as well as any Orders placed by such users.

        (g) Product Purchasing Services. All users of the Co-branded Areas will have the opportunity and right to purchase Products which are relevant or related to the music content and information appearing on NBC.com or in the Co-branded Areas. In addition, each page of the Co-branded Area shall contain a clearly identifiable and prominent link to an area within the Co-branded Area or within myLAUNCH which will permit users to purchase any or all of the Products. In order to encourage such purchases, LAUNCH will foster transactions related thereto by (i) describing procedure and information required to purchase the Products, (ii) providing an order form and procedures which when completed and followed will permit users to place an order ("ORDER") for the Products (iii) placing hotlinks back to the Co-branded Areas from any order fufillment area of myLAUNCH which commercial users may utilize once they have completed their Orders. The descriptions and Order procedures in the Co-branded Areas will be similar to those currently included elsewhere on myLAUNCH but shall be modified by LAUNCH subject to NBC's reasonable approval in order to provide a seamless experience between the Co-branded Area and the order fulfillment area of myLAUNCH. LAUNCH shall provide all services relating to the ordering for and sale of the Products, including, but not limited to, (i) the procurement of all Products, (ii) the creation and maintenance of a reputable, reliable supplier network for the fulfillment of all Orders, and (iii) the creation and maintenance of a customer service system which insures the optimum fulfillment of all Orders placed hereunder and which provides mechanisms for solving all customer complaints and problems. LAUNCH's performance of each of these functions will conform to at least reasonable commercial standards, and LAUNCH recognizes that its failure to meet such standards shall constitute a material breach of this Agreement.

3.      NBC RESPONSIBILITIES.

        (a) Editorial Guidance. NBC agrees to create, update and maintain NBC.com and to cause its NBC. com production team to work with the LAUNCH liaison to find acceptable methods of making appropriate links to the Co-branded Areas accessible to users of NBC.com. Subject to the requirements of Section 3(b), LAUNCH acknowledges that NBC shall have sole discretion in determining when and if it shall choose to include music content, information or services as part of NBC. com or any part thereof and how any LAUNCH Material applicable to such music content, information or services, if any, shall actually be integrated into NBC.com. In addition, while NBC may choose, in its sole discretion, to provide NBC Material to LAUNCH for use in the Co-branded Area, it shall have sole discretion in determining how or whether such NBC Material may actually be used by LAUNCH.

        (b) Access to Co-branded Areas from NBC.com. NBC agrees that the Co-Branded Area will be accessible through both (i) a link on the NBC.com home page or a



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page directly accessible from the NBC.com home page (i.e., [ * ]) and (ii) some form of a link on any NBC.com entertainment show sub-sites on which NBC chooses to include music content, information or services, provided that if any sub-site or page of NBC.com contains music content or information supplied by any of the third parties described in 4(a)(i)-(iv), and either (A) the arrangements with such party would prevent NBC from placing LAUNCH material on such sub-site or page or (B) LAUNCH does not have, and is unable to create in a timely manner, any music content or information that would be relevant to such page or sub-site, then no link to myLAUNCH shall be required. NBC agrees that the size and positioning of links to myLAUNCH on NBC.com or its sub-sites shall be [ * ]. In addition, NBC may choose, in its sole discretion, to provide any LAUNCH material which is integrated into, or available via, any NBC.com page as part of any interactive or digital television broadcast(s) which NBC chooses to do in its sole discretion.

        (c) On-Air Promotion. NBC agrees to reference myLAUNCH music-related content, information and services available on NBC.com within appropriate NBC promotion (on-air and online) for NBC.com, provided that such reference need not contain any LAUNCH branding or specific textual descriptions. Any such promotion, and the nature thereof, shall be at NBC's sole discretion. In addition, NBC will use good faith efforts to provide a total of [ * ] for NBC. com's on-air music-related promotions described above during the Initial Term of this Agreement; provided, however, that if any on-air music-related promotions promote services on NBC.com which are not provided by LAUNCH as permitted pursuant to the terms of Section 4(b), such promotion shall not be counted when determining the seconds of on-air music-related promotion delivered by NBC for purposes hereof. Such on-air promotions may be placed in either late night, prime-time, or Saturday morning television programming at NBC's sole discretion. LAUNCH acknowledges that none of the promotion described above will occur during the first [ * ] of the Term due to the "ramp-up" period described in Section 2(a). Failure to fulfill the promotional obligations described in this Section 3(c) shall not be deemed a material breach of this Agreement. However, if NBC falls short of such obligations as measured after the first [ * ] of the Term (i.e., NBC has provided less than a total of [ * ]) or at the end of the Initial Term (i.e., NBC has provided less than a total of [ * ]) and if this Agreement has not been terminated by either party as provided in Section 13 below, then LAUNCH's sole remedy shall be, at LAUNCH's option, either (i) for NBC to return to LAUNCH an amount of Purchased Shares of a value equal to the value of the on-air promotion foregone, with the per share price of the Purchased Shares to be returned equal to the Original Purchase Price, or (ii) for additional on-line promotion to be provided by NBC over a one year period in a dollar amount equal to the value of the promotion foregone, provided that NBC shall have sole discretion in determining where, when and how often such on-line promotion shall appear and whether


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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the total volume of such on-line promotion will constitute an inappropriate percentage of NBC's total on-line promotions. The value of the on-air promotion foregone shall be based upon an average rate for all types of promotion of [ * ] of air time. If this Agreement has been terminated pursuant to the terms of Section 13, then LAUNCH shall have no further recourse for NBC's failure to fulfill the terms of this Section 3(c).

4.      EXCLUSIVITY.

        (a) NBC Exclusivity. LAUNCH will be the exclusive provider of third party music content and information and music purchasing services within the entertainment areas of NBC.com, including, sub-sites thereof which contain any NBC Internet entertainment shows, where NBC has chosen to include music related content or information in its sole discretion; provided, however, that such exclusivity shall not apply to banner advertising or any music content, information or service provided or created by (i) NBC and its Affiliates, (ii) any of NBC's or its Affiliates' contractors who provide or create such material under the direction of NBC or the relevant Affiliates as long as NBC or the relevant Affiliate obtains either ownership or the free right to use and exploit such material and no Prohibited Sponsor receives online credit therefor, (iii) NBC and its Affiliates' licensers which supply, directly or indirectly, such content and information in connection with the underlying entertainment properties included on NBC.com or (iv) any of NBC and its Affiliates' sponsors. Notwithstanding the foregoing, (A) no sponsorship material of any Prohibited Sponsors, other than banner advertising, which is provided directly to NBC shall appear on the home page of NBC.com or any sub-pages of NBC.com and (B) NBC shall not be prohibited from entering into agreements and arrangements with sponsors that are not Prohibited Sponsors which may involve the inclusion of content and information from the Prohibited Sponsors as part of such other sponsors' material as long as the branding of such Prohibited Sponsors is not promoted, or made apparent, on the home page of NBC.com or any NBC.com page which contains music or information provided by LAUNCH; provided, however, that if such other sponsor wishes to place any such music content or information on any page of NBC.com which does not contain LAUNCH material, NBC agrees to make a good faith effort to persuade such other sponsor to use music content and information provided by LAUNCH rather than any Prohibited Sponsors if such other sponsor has not already made arrangements to the contrary.

        (b) Non-Exclusive Functional Areas. The parties agree that LAUNCH may be a non-exclusive third party provider of the following functional or operational services required by or associated with NBC.com subject to the conditions described below:

                (i) NBC may obtain instant messaging and personal web page creation services from third parties, other than the Prohibited Sponsors, as long as (1) music content and information is not the focus of such third parties' services, and (2) NBC uses commercially reasonable efforts to include LAUNCH Material or otherwise include LAUNCH in any such activities when they relate to music;


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                (ii) NBC may obtain chatting services, both personal and
auditorium, from third parties, other than the Prohibited Sponsors, as long as
(1) music content and information is not the focus of such third parties' services, (2) NBC agrees that it will utilize those myLAUNCH chatting services which are accessible from the Co-branded Area in connection with a majority of the NBC.com music related activities which NBC chooses to do, and (3) NBC uses commercially reasonable efforts to include LAUNCH Material or otherwise include LAUNCH in any such activities when they relate to music;

                (iii) NBC may obtain e-mail services from third parties, other than the Prohibited Sponsors, as long as (1) music content and information is not the focus of such third parties' services, (2) the e-mail content created and delivered by such third parties does not contain music related content and information constituting more than [ * ] of the total amount of content, (3) NBC uses commercially reasonable efforts to include LAUNCH Material or otherwise include LAUNCH in any such activities when they relate to music;

                (iv) NBC may obtain any other functional or operational services which it requires, including, but not limited to video related services and content, from third parties, other than the Prohibited Sponsors, as long as (1) no such third party's service is primarily a music content and information service (i.e., music content and information does not constitute more than [ * ] of the total audio and/or video services or content offered by such third party), (2) NBC does not promote the aspects of such third parties' services which relate to music content and information on NBC.com (other than through banner advertising and sponsorships paid for by third parties and subject to the conditions of Section 4(a)), and (3) NBC.com does not contain any links to the areas of such third parties' Internet sites, if any, which contain music content or information other than a link to such parties' home pages, and (4) NBC uses commercially reasonable efforts to include LAUNCH Material or otherwise include LAUNCH in any such activities when they relate to music. Notwithstanding the foregoing and subject to the terms of Section 4(a), the parties agree that LAUNCH shall be the exclusive provider of personalized music content and recommendation services and music audio content in connection with NBC.com.

        (c) LAUNCH Exclusivity. LAUNCH agrees not to provide myLAUNCH content or services to or enter into sponsorship arrangements (other than paid banner advertising) with any Other Networks. In addition, LAUNCH will not provide similar myLAUNCH content or services to any third-party interactive media company acting as a content or service aggregator that redistributes myLAUNCH content or services to the Other Networks. The parties agree that no material provided by the Other Networks (except for banner advertising appearing anywhere other than the Co-branded Area) or Prohibited Sponsors will appear on myLAUNCH, including on the Co-branded Area.


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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5.      OWNERSHIP AND EXPLOITATION.

        (a) NBC Material and Derivative Material. NBC hereby grants LAUNCH a non-exclusive, non-transferable, royalty-free license during the Term to use the NBC Branding and any NBC Material and Derivative Material which NBC chooses to provide to LAUNCH for use in the Co-branded Areas but only in the manner specifically described and approved by NBC described herein. All use by LAUNCH of any NBC Branding shall inure to the benefit of NBC and LAUNCH shall not obtain any ownership interests in any NBC Branding. Any use by LAUNCH of the NBC Branding shall be subject to NBC's then-applicable policies that have been disclosed to the LAUNCH regarding the use, appearance and affixation of such branding and the quality of any materials or products to which such branding is affixed. LAUNCH acknowledges that any use by it of any NBC Material, including any NBC Branding, or any Derivative Material shall be subject to prior review and written approval by NBC which review and approval may be withheld by NBC in its sole discretion as described in Section 2(d). As part of such review and approval process, LAUNCH agrees to submit all uses of NBC Branding or NBC Material to NBC for approval prior to use. LAUNCH agrees that it shall not use the NBC Branding or the NBC Material in any manner, including for promotional purposes, except as provided herein and that it shall not sublicense or authorize any other person or entity to use the NBC Branding, the NBC Material or any other material containing the voice or image of any NBC or NBC affiliate television personality, without the prior written consent of NBC. Upon the termination of this Agreement, LAUNCH will immediately remove such NBC Branding, other NBC Material or Derivative Material from the Co-Branded Areas and return any copies thereof to NBC. Except for the license described above, LAUNCH will obtain no rights of any kind, including Intellectual Property Rights, whether pre-existing or future, in the NBC Branding, other NBC Materials or the Derivative Materials as a result of the activities described in this Agreement.

        (b) LAUNCH Material. LAUNCH hereby grants NBC an unlimited, royalty-free license in perpetuity to use any LAUNCH Material which LAUNCH provides to NBC for placement upon NBC.com (not in the Co-branded Area) for any purpose. LAUNCH also grants NBC an unlimited, royalty-free license in perpetuity to use the LAUNCH Material which appears in the Co-branded Area in connection with any archives related to NBC.com which NBC may choose to create; provided, however, that (i) NBC will be responsible for its own costs associated with any such archiving as well as any actual costs that LAUNCH may incur in providing such LAUNCH Material to NBC on which NBC and LAUNCH agree in writing in advance and
(ii) if NBC earns any net income from providing the LAUNCH Material which appears solely in the Co-branded Area (i.e., not on NBC.com) as part of such archives, then the parties will mutually agree upon how the parties will share and define such net income. All use by NBC of any LAUNCH Branding shall inure to the benefit of LAUNCH and NBC shall not obtain any ownership interests in any LAUNCH Branding. Any use by NBC of the LAUNCH Branding shall be subject to LAUNCH's then-applicable policies that have



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been disclosed to NBC regarding the use, appearance and affixation of such branding and the quality of any materials or products to which such branding is affixed. Except for the licenses described above and below, NBC will obtain no additional rights of any kind, including Intellectual Property Rights, whether pre-existing or future, in the LAUNCH Branding or LAUNCH Materials as a result of the activities described in this Agreement.

        (c) Exploitation of Co-branded Areas. The parties agree that NBC shall have the exclusive right to create, distribute and exploit in any way any derivative or ancillary product or service which may be based upon the Co-branded Areas which are co-branded with, or which contain, NBC Material or Derivative Material; provided, however, that if NBC actually creates, distributes or exploits such material or areas, NBC agrees to have good faith negotiations with LAUNCH prior to completing the final arrangements or agreements regarding such use in order to determine how LAUNCH may be compensated for the LAUNCH Material which is actually used in such derivative or ancillary product or service. The parties acknowledge that NBC may freely exploit and distribute the NBC Material and Derivative Material which appears on any co-branded myLAUNCH pages or elsewhere as well as any derivatives thereof without any obligation of any kind to LAUNCH.

        (d) Exploitation of LAUNCH Material. The parties further acknowledge that LAUNCH may freely exploit and distribute the LAUNCH Material as well as any derivatives thereof without any obligation of any kind to NBC, provided, however, that LAUNCH will (i) agree to exclusively maintain the LAUNCH Material within the Co-branded Areas for a period of one week after such material first appears before using such LAUNCH Material for any other purpose permitted hereunder and (ii) notify NBC in advance of each intended use or exploitation, other than any use or exploitation over the Internet or in connection with the LAUNCH CD-ROM magazine, of LAUNCH Material which has appeared on NBC.com or a Co-branded Area so that the parties may enter into good faith discussions regarding the possible mutually beneficial use or exploitation thereof.

6.      ADVERTISING IN CO-BRANDED AREAS.

        (a) Advertising Sales. LAUNCH will be responsible for selling all advertising and sponsorship material appearing in the Co-branded Areas and will pay NBC [ * ] attributable thereto. LAUNCH will use best efforts to sell such advertising, and if any such inventory remains unsold, then each party shall have the right to use [ * ] of such unsold inventory for its own purposes subject to the restrictions described herein and the [ * ] of such unsold inventory shall be used to promote other co-branded areas of myLAUNCH. NBC shall have no right to share in any revenue collected by LAUNCH for advertising and sponsorships appearing in areas of myLAUNCH other than the Co-branded Areas, and LAUNCH shall have no right to share in any revenue collected by NBC for advertising and sponsorships appearing anywhere in NBC.com.


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        (b) Restrictions. NBC and LAUNCH will coordinate their advertising efforts so that they can avoid confusion in the marketplace and elsewhere. LAUNCH will (i) comply with all LAUNCH advertising standards as well as any and all relevant NBC Advertising Standards, (ii) not act as a representative for NBC or any NBC content or property in the advertising marketplace, (iii) will not sell advertising appearing in the Co-branded Areas to any Other Network, and
(iv) not permit any such advertising to refer to, or imply an endorsement of any kind by, NBC or any of NBC's properties, talent or licensors. In addition, all such advertising and sponsorships shall be subject to NBC's approval as described in Section 2(d) and will comply with any applicable NBC guidelines regarding the use of intellectual property related to any NBC television show or its talent's likenesses and images and any other requirement related thereto.

7.      TRANSACTIONS AND OTHER REVENUE.

        (a) Transactions. LAUNCH shall pay to NBC [ * ] of the total of (i) all actual LAUNCH gross receipts from transactions occurring anywhere on myLAUNCH, including the sale of any Products, attributable to users coming to myLAUNCH through NBC.com or the Co-Branded Area, less only (ii) the direct, identifiable and actual cost of goods sold, fulfillment expenses, discounts, bad debts, sales taxes, and returns related to such transactions; provided that NBC will not share in any revenue derived from the sale of any merchandise based on LAUNCH Branding, including the LAUNCH CD-ROM magazine. If the total expenses exceed revenues for such transactions, such amount may not be used to offset any payments otherwise owed to NBC hereunder, including payments attributable to advertising. Subject to the right to deduct such expenses from revenues as described above, LAUNCH shall be solely responsible for the payment of any and all sales and applicable taxes related to the Orders and sales of Products. LAUNCH agrees that the revenue share described in this Section 7(a) is [ * ].

        (b) Other Revenue. The parties agree that if LAUNCH derives any other type of revenue from myLAUNCH other than that described in Sections 6 and 7, then the portion of such revenue attributable to traffic coming from NBC.com and the Co-branded Area shall be divided between the parties in a manner which is mutually agreed upon by both parties at the time when LAUNCH begins to collect such revenue.

8.      PAYMENT AND REPORTING OBLIGATIONS.

        (a) Payments. LAUNCH will remit to NBC, within thirty (30) days after the end of each calendar quarter, an amount equal to the total fees owed to NBC by LAUNCH pursuant to Section 6 and 7 for activities occurring during the previous quarter. Such payment shall be accompanied by a statement which will provide support for


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

LAUNCH's calculation of such fees. Such support shall, at a minimum, provide enough detail regarding each element involved in making the revenue calculations in Section 6 and 7 (e.g., advertising revenues and each cost component related thereto) to permit NBC to independently verify such calculations.

        (b) Statements. In addition to the quarterly revenue statements, LAUNCH shall render to NBC an additional quarterly statement which will include, at a minimum, the following types of information:

                (i) Details regarding the traffic to the Co-branded Area and other areas of myLAUNCH Site who are directed there via either NBC.com or the Co-branded Areas including the number of visitors to the Co-Branded Area and myLAUNCH which originated from NBC.com, the number of separate subpages of the Co-branded Area and myLAUNCH accessed by such visitors and the number of users who placed Orders during the relevant period.

                (ii) Descriptions of users of the Co-branded Areas and other areas of myLAUNCH who are directed there via either NBC.com or the Co-branded Areas, including the name, address, form of Order payment (e.g. Visa or AMEX), if any, and electronic mail address of each user, the Products, if any, ordered by such user, the sales price for the items in any Order placed by the user and any other information gathered by LAUNCH regarding such users; provided, however, that NBC shall not receive any such information which LAUNCH is forbidden to disclose due to outstanding contractual arrangements or the standard privacy policy which LAUNCH provides to users when it collects such information.

                (iii) Details regarding quality control in connection with any Orders which will include, at a minimum, the number of complaints received by LAUNCH in connection with the Orders during the relevant period and statistics regarding the failure rate of LAUNCH's order fulfillment system as well as the causes thereof.

        (c) Audit Rights. LAUNCH shall at all times keep an accurate and auditable account of the sources of revenue and expenses described in Sections 6 and 7 adequate to verify (i) any fees or other payments required pursuant to the terms hereof, (ii) all Net Revenues, (iii) all transactions on myLAUNCH covered by the terms hereof and (iv) any other information which LAUNCH is obligated to provide NBC hereunder. LAUNCH shall retain such records during the Term of this Agreement and for a period of one year following the expiration or termination of the Agreement. NBC, its agents, or an independent auditor appointed by NBC, shall have the right to inspect, audit and analyze such records up to two times each year upon reasonable notice during regular business hours to verify compliance with this Agreement. NBC shall bear the costs of such audits unless
(i) such audits reveal a discrepancy of more than five percent (5%) between the payments paid by LAUNCH to NBC and the actual payments due pursuant to this Agreement or (ii) in the event such audit reveals a material breach of the Agreement, in which cases LAUNCH shall reimburse NBC for the reasonable cost of such audit.

9.      REPRESENTATIONS AND WARRANTIES.

        (a) LAUNCH. LAUNCH represents and warrants that (i) it has the right and power to perform its obligations and to grant the rights granted herein; (ii) its creation and operation of the Co-branded Area pursuant to this Agreement will not violate any applicable laws or regulations; and (iii) the LAUNCH Material, including the LAUNCH Branding, will be accurate and correct, will not violate or infringe any Intellectual Property Rights, any right of publicity or privacy or any other right of any entity or person or contain any material which is libelous, slanderous or defamatory. LAUNCH further represents and warrants that the Co-branded Area and myLAUNCH, including any software or hardware and any customer services provided in connection therewith, (y) will be operated and maintained with professional diligence and skill and in a manner consistent with reasonable commercial standards, and (z) will operate substantially as described in this Agreement, including any specifications and guidelines described. Finally, LAUNCH represents, warrants and agrees that the Co-branded Area and myLAUNCH do not currently, and shall not in the future, contain or link to Adult Content. Notwithstanding the foregoing, NBC acknowledges and agrees that LAUNCH cannot prevent users of myLAUNCH and the Co-branded Area from placing links to Adult Content of users own choosing on users' customized "member" pages, but LAUNCH agrees that it shall not promote any Adult Content or encourage users to link thereto.

        (b) NBC. NBC represents and warrants that: (i) it has the right and power to perform its obligations and to grant the rights granted herein; (ii) its activities related to the creation and operation of the Co-branded Area pursuant to this Agreement will not violate any applicable laws or regulations; and (iii) the NBC Material, including the NBC Branding, will be accurate and correct, will not violate or infringe any Intellectual Property Rights, any right of publicity or privacy or any other right of any entity or person, or contain any material which is libelous, slanderous or defamatory.

10.     INDEMNIFICATION AND DEFENSE.

        (a) LAUNCH's Obligation. LAUNCH agrees to indemnify and hold harmless NBC, its Affiliates, and their respective directors, officers, agents, employees, shareholders, partners and members against and from any and all third party claims, and any liability, loss and damages, including reasonable attorneys' fees, related thereto, caused by or arising wholly or in part out of
(i) LAUNCH's violation of the representations and warranties described in
Section 9(a), (ii) LAUNCH's performance of the services described in this Agreement, (iii) LAUNCH's acts or omissions including any breach of any of its obligations under this Agreement and (iv) any transactions with users of the Co-branded Areas or LAUNCH, including, but not limited to, any purchases of Products by such users.

        (b) NBC's Obligation. NBC agrees to indemnify and hold harmless LAUNCH and its respective directors, officers, agents, employees, shareholders, partners and members against and from any and all third party claims, and any liability, loss and damages, including reasonable attorneys' fees, related thereto, caused by or arising wholly or in part out of (i) any violation of the representations and warranties described in Section 9(b), (ii) NBC's performance of the services described in this Agreement, (iii) NBC's acts or omissions including any breach of any of its obligations under this Agreement.

        (c) Control of Litigation. The indemnitor hereunder shall have full control of the defense of such litigation and, subject to sub-section (d) below, may settle, compromise or adjust the same, provided, however, that the indemnitee, upon relieving the indemnitor in writing of the obligations imposed hereunder for defense and indemnification, shall have the right, if it so elects, to conduct such litigation at its own expense by its own counsel.

        (d) Notice and Duration. The above obligations for defense and indemnification shall be imposed only if (1) the indemnitee sends to the indemnitor timely written notice of first service of process upon the indemnitee and a timely written request to defend the litigation (such notice and request shall be deemed timely if given within a reasonable length of time after receipt of service by the indemnitee and a reasonable length of time prior to the date by which first response to such process is legally required, considering all the circumstances); (2) while such litigation is pending, the indemnitee upon request, shall furnish to the indemnitor all relevant facts and documentary material in the former's possession or under its Control, and shall make its employees or other persons under its Control with knowledge of relevant facts available to the indemnitor for consultation and as witnesses at their customary places of business; and (3) the indemnitee does not enter into any settlement relating to any claim for which it requests indemnification hereunder without the approval of the indemnitor.

11.     LIMITATION OF LIABILITY.

        IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROSPECTIVE PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES BY REASON OF ANY FAILURE BY SUCH PARTY TO PERFORM ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT EXCEPT UNDER THE INDEMNITY PROVISIONS OF SECTION 10. NBC will have no liability for the adequacy of performance of myLAUNCH OR THOSE PORTIONS OF the Co-branded Areas WHICH ARE NOT CONTROLLED BY NBC.

12.     TERM.

        The initial term of this Agreement (the "Initial Term") will be for twenty-six (26) months from the Effective Date. At the end of the Initial Term, NBC shall have an option to renew this Agreement for an additional two (2) year term upon the terms contained herein if it has provided at least 360 seconds of on-air promotion as described in Section 3(c) (the "Renewal Term"). If NBC chooses to exercise such option and has the right to do so, it shall provide LAUNCH with written notice of such fact prior to the end of the Term. Upon receipt of NBC's written notice regarding its choice to extend the Term, LAUNCH shall have the right to either accept or reject NBC's offer in its sole discretion and shall indicate its choice in a written response which will be delivered to NBC within five business (5) days of LAUNCH's receipt of NBC's notice.

13.     TERMINATION

        (a) By NBC for Convenience. NBC can terminate this Agreement at any time and for any reason by providing LAUNCH with [ * ] days prior written notice subject to the Following terms:

                (i) For any termination taking effect at any time within [ * ] of the Effective Date, NBC shall return [ * ] of the Purchased Shares to LAUNCH (i.e., [ * ] of Purchased Shares attributable to this Agreement) with the price per share of the Purchased Shares equal to the Original Purchase Price;

                (ii) For any termination taking effect at any time after [ * ] from the Effective Date and up to the end of the Initial Term, NBC shall return [ * ] of the Purchased Shares to LAUNCH (i.e., [ * ] of Purchased
Shares attributable to this Agreement) with the price per share of the Purchased Shares equal to the Original Purchase Price.

        (b) By NBC for Change in Control. In addition, if the ownership of a significant portion of the equity of LAUNCH or all or substantially all of the assets of LAUNCH, is transferred at any time during the term, then NBC shall have the option of terminating this Agreement on five (5) business days prior written notice without returning any of the Purchased Shares if the ownership of such equity or assets are transferred to any (i) Other Network, (ii) any provider of Adult Content or (iii) any other party with whom NBC reasonably chooses not to be associated, other than LAUNCH's current shareholders, including all purchasers of Series D Preferred Stock of LAUNCH. Transfer of any amount of such equity or assets shall be deemed significant when the parties described in (i) and (ii) in the previous sentence are involved, but such figure shall be deemed to be at least [ * ] of LAUNCH's equity when the parties described in (iii) in the previous sentence are involved.

        (c) By LAUNCH for Convenience. LAUNCH may terminate this Agreement at any time and for any reason by providing LAUNCH with [ * ] prior written notice subject provided that in the case of such termination NBC shall be entitled to retain all of the Purchased Shares.

        (d) By LAUNCH for Failure to Fulfill Promotional Commitments. If NBC does not provide at least [ * ] of on-air promotion as described in Section above by the end of the first [ * ] months of this Agreement, LAUNCH may, in its sole discretion, terminate this Agreement by providing NBC with five (5) days prior written notice of its intention and require NBC to return [ * ] of the Purchased


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Shares with the price per share of the Purchased Shares equal to the Original Purchase Price. LAUNCH will have the ability to exercise this termination right for a period of [ * ] following the end of the first [ * ] months of this Agreement.

        (e) Due to Material Breach by NBC. In the event that NBC commits a material breach of a material obligation of this Agreement, LAUNCH shall provide NBC with written notice of such breach, and if NBC fails to cure such breach within thirty (30) days of receipt of such written notice, this Agreement shall immediately terminate at the end of such cure period. Upon a termination pursuant to this Section 13(e), NBC shall return the Purchased Shares, if any, which it would have been otherwise required to return pursuant to the terms of
Section 13(a), calculated as of the effective date of such termination with the price per share of the Purchased Shares equal to the Original Purchase Price. This right of termination shall be in addition to all other rights and remedies at law or in equity.

        (f) Due to Material Breach by LAUNCH. In the event that LAUNCH commits a material breach of a material obligation of this Agreement, which shall include any distribution of Adult Content in the Co-branded Areas or myLAUNCH in violation of Section 9(a), NBC shall provide LAUNCH with written notice of such breach, and if LAUNCH fails to cure such breach within thirty (30) days of receipt of such written notice, this Agreement shall immediately terminate at the end of such cure period. Upon a termination pursuant to this Section 13(e), NBC shall be entitled to retain all of its Purchased Shares. This right of termination shall be in addition to all other rights and remedies at law or in equity.

14.     CONFIDENTIALITY.

        (a) Restrictions on Use and Disclosure. Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Each party will use its best efforts not to disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information.

        (b) Limitations. The other provisions of this Agreement notwithstanding, either party will be permitted to disclose the terms and conditions of this Agreement to their outside legal and financial advisors and to the extent required by applicable law; provided however that before making any such required filing or disclosure, the disclosing party shall first give written notice of the intended disclosure to the other party, within a reasonable time prior to the time when disclosure is to be made, and the disclosing party will exercise best efforts, in cooperation with the other party, consistent with reasonable time constraints, to obtain confidential treatment for all non-public and


[ * ] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

sensitive provisions of this Agreement, including without limitation dollar amounts and other numerical information.

15.     MISCELLANEOUS.

        (a) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York (excluding the laws regarding conflict of laws questions).

        (b) Relationship of the Parties: It is understood that this Agreement does not create any partnership, joint venture or employment relationship between the parties, that both parties are acting as independent contractors with respect to each other, and that none of the employees of either party shall be deemed to be employees of the other party for any purpose. Each party shall pay and be solely responsible for all contributions, taxes and premiums payable under any and all applicable, laws, rules or regulations with respect to employees.

        (c) Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, such finding shall not affect the validity or enforceability of this Agreement as a whole or of any other part of this Agreement. Any such provision shall be enforced to the maximum extent permissible. In the event such provision is considered an essential element of this Agreement, LAUNCH and NBC agree to promptly negotiate a replacement thereof.

        (d) Notices. Any notice or other communication under this Agreement shall be sufficiently given if given in writing and delivered by hand delivery, or in lieu of such personal service, twenty-four (24) hours after delivery to a courier service, to the addresses listed below. Either party may designate a different address by giving notice of change of address in the manner provided above.

To LAUNCH:                              To NBC:
2 Way Media, Inc.                       NBC Multimedia, Inc.
1632 Fifth Street, #330                 30 Rockefeller Plaza
Santa Monica, California  90401         New York, New York  10112
Attn:  Robert Roback                    Attn:  Steve Spinner
Fax:  (310) 576-6070                    Fax:  (212) 664-5561
                                        With a copy to:

                                        National Broadcasting Company, Inc.
                                        30 Rockefeller Plaza, 10th Floor
                                        New York, New York  10112
                                        Attn:  Legal Department
                                        Fax:  (212) 977-7165

        (e) Survival. Sections 1, 5, 8(c), 9, 10, 11, 13, 14 and 15 will survive the expiration or termination of this Agreement.

        (f) Assignment. Either party shall have the right to freely assign or transfer, in whole or in part, any of its rights, interests, benefits or obligations hereunder, including the Agreement itself, to any party in its sole discretion. Notwithstanding the foregoing, LAUNCH may not assign this Agreement to any of the parties described in subsections (i)-(iii) of Section 13(b), and NBC may not assign this Agreement to any Prohibited Sponsor. This Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

        (g) Waiver/Modification. No modification or amendment to, or waiver of, this Agreement will be binding and valid unless it is in writing and executed by the party against whom enforcement is sought. No waiver of a breach of any provision of this Agreement or of any default hereunder shall be deemed a waiver of any other breach or default of this Agreement.

        (h) Force Majeure. Neither party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or third party suppliers of such products and services, or transportation facilities or acts or omissions of transportation carriers. No delay or other failure to perform shall be excused pursuant to this Section 15(h) unless such delay or failure and consequences thereof are beyond the control and without the fault or gross negligence of the party claiming excusable delay or other failure to perform. In the event of any such excused delay in the performance of a party's obligation(s) under this Agreement, the due date for the performance of the original obligation(s) shall be extended by a term equal to the time lost by reason of the delay. In the event of such delay, the delaying party shall perform its obligations at a performance level no less than that which it uses for its own operations. In the event of a labor dispute or strike, the parties agree to provide service to each other at a level equivalent to the level they provide themselves during such dispute or strike.

        (i) Construction. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

        (j) Entire Agreement. The provisions of this Agreement set forth the entire agreement and understanding between LAUNCH and NBC as to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications between LAUNCH and NBC relating to the subject matter hereof, other than the Securities Purchase Agreement, the Warrant, the NBC-IN Agreement and the Non-Disclosure Agreement between the parties. Nothing in this Agreement, express or implied, is intended to confer upon the General Electric Capital Corporation ("GECC"), Allen & Company, Incorporated ("Allen") or any other party other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The parties acknowledge that certain acts or omissions of NBC hereunder may trigger certain terms contained in a warrant issued to GECC by LAUNCH and a warrant issued to Allen, but NBC's acts or omissions hereunder shall not give GECC or Allen any right or cause of action against NBC or its affiliates therefor.

        (k) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

This Agreement is accepted and agreed by:
NBC Multimedia, Inc.                         2 Way Media, Inc.

By: /s/ VINCENT E. GROSSO                    By: /s/ ROBERT D. ROBACK
   --------------------------------------       --------------------------------
Name: Vincent E. Grosso                      Name: Robert D. Roback
    -------------------------------------        -------------------------------

Title: VP NBC Interactive                    Title: President
      -----------------------------------         ------------------------------

This Agreement is accepted and agreed by:
NBC Multimedia, Inc.                         2 Way Media, Inc.

By:   /s/ EDMOND                             By:  /s/ ROBERT D. ROBACK
   --------------------------------------       --------------------------------
Name: Edmond                                 Name:  Robert D. Roback
     ------------------------------------        -------------------------------

Title:   V.P.                                Title:  President
      -----------------------------------         ------------------------------

                                    EXHIBIT A

                 Description of Services in myLAUNCH Guest Mode



Music news
Music features/interviews
Concert news and features
Album reviews
New release and upcoming release information
Certain artist information (i.e. biographies, discography)
Certain album information (i.e. song list liner notes)